RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2004-QS3 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS3

          $ 780,145                   0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                   Prospectus Supplement dated March 23, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 23, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:

                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
500 - 519 ................................           6   $    373,964       0.21%   $ 62,327      78.45%
520 - 539 ................................           5        627,220       0.35     125,444      83.19
540 - 559 ................................           2        173,411       0.10      86,706      78.45
560 - 579 ................................           9        754,608       0.43      83,845      75.40
580 - 599 ................................          10        744,064       0.42      74,406      80.27
600 - 619 ................................          17      2,224,698       1.25     130,865      73.14
620 - 639 ................................          34      3,754,757       2.12     110,434      72.32
640 - 659 ................................          61      8,700,548       4.91     142,632      72.32
660 - 679 ................................         108     14,156,312       7.98     131,077      70.71
680 - 699 ................................         170     19,914,411      11.23     117,144      69.98
700 - 719 ................................         183     24,298,303      13.70     132,778      69.47
720 - 739 ................................         157     20,599,107      11.62     131,205      69.60
740 - 759 ................................         190     25,191,292      14.21     132,586      67.67
760 - 779 ................................         173     26,552,210      14.97     153,481      66.57
780 - 799 ................................         140     20,026,836      11.29     143,049      61.92
800 or greater ...........................          71      9,221,885       5.20     129,886      57.09
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720      67.85%
                                             =========   ============   =======

         The minimum and maximum credit scores of the mortgage loans were 502 and 817, respectively, and the weighted average credit score of the mortgage loans will be 727.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         886   $132,470,212      74.71%   $149,515        725      68.52%
Second/Vacation ..........................          23      3,303,831       1.86     143,645        716      63.48
Non Owner-occupied .......................         427     41,539,583      23.43      97,282        734      66.06
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========

                                                   PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................         201   $ 27,952,822      15.76%   $139,069        737      73.50%
Rate/Term Refinance ......................         484     62,382,412      35.18     128,889        728      63.37
Equity Refinance .........................         651     86,978,393      49.05     133,607        723      69.24
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         925   $121,187,553      68.35%   $131,014        725      68.19%
Two-to four-family units .................         169     21,286,847      12.01     125,958        733      65.94
Planned Unit Developments (detached) .....         121     21,059,732      11.88     174,047        727      69.27
Condo Low-Rise (less than 5 stories) .....          58      6,156,269       3.47     106,143        726      64.39
Planned Unit Developments (attached) .....          34      4,265,180       2.41     125,446        729      65.93
Townhouse ................................          20      1,908,355       1.08      95,418        742      66.67
Condo High-Rise (9 stories or more) ......           5        906,044       0.51     181,209        749      71.99
Condotel (1 to 4 stores) .................           2        400,636       0.23     200,318        739      57.30
Condo Mid-Rise (5 to 8 stories) ..........           2        143,011       0.08      71,506        583      74.21
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama ..................................          33   $  2,639,001       1.49%   $ 79,970        717      79.05%
Arkansas .................................           9        458,795       0.26      50,977        662      79.07
Arizona ..................................          24      2,590,941       1.46     107,956        730      69.50
California ...............................         203     39,362,462      22.20     193,904        734      59.55
Colorado .................................          23      3,616,181       2.04     157,225        711      69.29
Connecticut ..............................          15      2,276,768       1.28     151,785        759      67.59
District of Columbia .....................           1         61,024       0.03      61,024        781      44.00
Delaware .................................           2        141,678       0.08      70,839        709      65.55
Florida ..................................          98     11,576,036       6.53     118,123        718      69.15
Georgia ..................................          33      3,642,104       2.05     110,367        720      77.03
Hawaii ...................................           6        721,321       0.41     120,220        740      67.00
Iowa .....................................           8        789,833       0.45      98,729        728      75.04
Idaho ....................................           5        397,938       0.22      79,588        738      69.08
Illinois .................................          49      7,129,702       4.02     145,504        729      64.01
Indiana ..................................          14      1,015,877       0.57      72,563        715      80.51
Kansas ...................................          11        834,292       0.47      75,845        679      70.16
Kentucky .................................          10      1,234,496       0.70     123,450        715      73.33
Louisiana ................................          12        962,306       0.54      80,192        726      72.41
Massachusetts ............................          16      2,743,966       1.55     171,498        757      57.46
Maryland .................................          36      5,085,097       2.87     141,253        716      68.89
Maine ....................................           7        714,378       0.40     102,054        705      70.42
Michigan .................................          27      3,725,008       2.10     137,963        728      76.24
Minnesota ................................          14      1,688,886       0.95     120,635        732      66.74
Missouri .................................          21      2,217,698       1.25     105,605        733      72.95
Mississippi ..............................           8        667,339       0.38      83,417        715      80.87
Montana ..................................           1        129,236       0.07     129,236        698      31.00
North Carolina ...........................          26      2,655,248       1.50     102,125        720      73.93
North Dakota .............................           1        149,015       0.08     149,015        745      80.00
Nebraska .................................           2        185,447       0.10      92,723        744      75.58
New Hampshire ............................           5        610,449       0.34     122,090        747      80.44
New Jersey ...............................          28      5,125,294       2.89     183,046        737      63.46
New Mexico ...............................          13      1,298,039       0.73      99,849        728      75.21
Nevada ...................................          19      2,987,014       1.68     157,211        727      63.24
New York .................................          48      9,793,661       5.52     204,035        736      62.37
Ohio .....................................          31      2,308,713       1.30      74,475        712      75.77
Oklahoma .................................          31      3,018,378       1.70      97,367        711      77.44
Oregon ...................................          24      2,867,116       1.62     119,463        739      70.31
Pennsylvania .............................          25      1,994,884       1.13      79,795        719      72.27
Rhode Island .............................           7        640,095       0.36      91,442        757      47.70
South Carolina ...........................          14      1,239,632       0.70      88,545        698      81.43
Tennessee ................................          18      1,636,979       0.92      90,943        685      73.00
Texas ....................................         244     29,409,611      16.59     120,531        721      72.01
Utah .....................................          22      3,061,041       1.73     139,138        727      73.93
Virginia .................................          40      5,761,662       3.25     144,042        736      71.75
Vermont ..................................           1        104,771       0.06     104,771        727      43.00
Washington ...............................          36      4,612,853       2.60     128,135        738      69.93
Wisconsin ................................          13      1,150,671       0.65      88,513        706      77.14
Wyoming ..................................           2        280,693       0.16     140,347        687      87.45
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   =======

----------
No more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         496   $ 61,639,259      34.76%   $124,273        724      71.82%
Reduced Documentation ....................         840    115,674,368      65.24     137,708        728      65.73
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========

         No more than 22.3% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 4.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           1   $     76,870       0.04%   $ 76,870        775      57.00%
4.500 - 4.624 ............................           1        133,471       0.08     133,471        752      66.00
4.625 - 4.749 ............................           3        707,477       0.40     235,826        769      60.84
4.750 - 4.874 ............................           2        250,720       0.14     125,360        798      31.91
4.875 - 4.999 ............................           9      2,160,958       1.22     240,106        769      64.30
5.000 - 5.124 ............................          14      2,713,828       1.53     193,845        739      72.76
5.125 - 5.249 ............................          47      6,982,401       3.94     148,562        746      66.57
5.250 - 5.374 ............................          82     13,781,439       7.77     168,066        739      67.48
5.375 - 5.499 ............................         180     30,195,629      17.03     167,753        737      65.76
5.500 - 5.624 ............................         184     25,464,692      14.36     138,395        722      68.63
5.625 - 5.749 ............................         120     16,833,000       9.49     140,275        716      68.98
5.750 - 5.874 ............................         185     23,526,199      13.27     127,169        725      66.92
5.875 - 5.999 ............................         175     23,011,616      12.98     131,495        728      66.23
6.000 - 6.124 ............................          93     10,094,434       5.69     108,542        718      70.89
6.125 - 6.249 ............................          42      5,023,932       2.83     119,617        710      70.01
6.250 - 6.374 ............................          65      5,659,555       3.19      87,070        705      69.94
6.375 - 6.499 ............................          65      5,359,865       3.02      82,459        713      73.44
6.500 - 6.624 ............................          45      3,711,053       2.09      82,468        718      73.19
6.625 - 6.749 ............................          17      1,319,860       0.74      77,639        685      73.14
6.750 - 6.874 ............................           5        278,046       0.16      55,609        751      57.35
7.500 - 7.624 ............................           1         28,580       0.02      28,580        764      34.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.6454% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           1   $     76,870       0.04%   $ 76,870        775      57.00%
4.220 ....................................           1        133,471       0.08     133,471        752      66.00
4.345 ....................................           3        707,477       0.40     235,826        769      60.84
4.470 ....................................           2        250,720       0.14     125,360        798      31.91
4.595 ....................................           9      2,160,958       1.22     240,106        769      64.30
4.720 ....................................          14      2,713,828       1.53     193,845        739      72.76
4.845 ....................................          47      6,982,401       3.94     148,562        746      66.57
4.970 ....................................          82     13,781,439       7.77     168,066        739      67.48
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         159   $ 26,807,165      15.12%   $168,599        745      66.98%
                                             =========   ============   ========


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.910214386%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         607   $ 40,505,007      22.84%   $ 66,730        722      67.01%
100,001 to 200,000 .......................         514     67,804,304      38.24     131,915        724      69.67
200,001 to 300,000 .......................         107     25,194,661      14.21     235,464        731      68.22
300,001 to 400,000 .......................          64     21,082,724      11.89     329,418        729      67.02
400,001 to 500,000 .......................          18      7,777,276       4.39     432,071        727      72.91
500,001 to 600,000 .......................          17      8,992,233       5.07     528,955        739      59.59
600,001 to 700,000 .......................           6      3,555,168       2.01     592,528        759      63.67
700,001 to 800,000 .......................           1        677,458       0.38     677,458        718      51.00
800,001 to 900,000 .......................           1        783,143       0.44     783,143        763      55.00
900,001 to 1,000,000 .....................           1        941,652       0.53     941,652        774      57.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727      67.85%
                                             =========   ============   ========


                                   ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         237   $ 29,933,048      16.88%   $126,300        749
50.01 - 55.00 ............................          71     10,834,520       6.11     152,599        724
55.01 to 60.00 ...........................          85     11,526,479       6.50     135,606        743
60.01 to 65.00 ...........................          78     10,077,807       5.68     129,203        729
65.01 to 70.00 ...........................         159     22,546,272      12.72     141,800        721
70.01 to 75.00 ...........................         148     18,035,492      10.17     121,861        727
75.01 to 80.00 ...........................         396     56,941,153      32.11     143,791        722
80.01 to 85.00 ...........................          32      3,886,169       2.19     121,443        702
85.01 to 90.00 ...........................          83      9,171,149       5.17     110,496        712
90.01 to 95.00 ...........................          43      4,019,520       2.27      93,477        689
95.01 to 100.00 ..........................           4        342,017       0.19      85,504        744
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......       1,336   $177,313,626     100.00%   $132,720        727
                                             =========   ============   ========

The weighted average LTV ratio at origination of the mortgage loans was approximately 67.85%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        8%         16%         24%          32%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         87        80          72           64
March 2007.............................................      89         76        63          52           41
March 2008.............................................      83         65        49          37           26
March 2009.............................................      77         55        39          26           17
March 2010.............................................      71         47        30          18           10
March 2011.............................................      64         39        23          12            6
March 2012.............................................      57         32        17           8            4
March 2013.............................................      50         25        12           6            2
March 2014.............................................      42         20         9           4            1
March 2015.............................................      33         15         6           2            1
March 2016.............................................      25         10         4           1            *
March 2017.............................................      16          6         2           1            *
March 2018.............................................       6          2         1           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.60       5.30      3.84        2.88         2.23

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................       $26,807,165.27        $150,506,461.20
Weighted average mortgage rate .................         5.1344892807%          5.7364000000%
Weighted average servicing fee rate.............         0.2800000000%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                  179                    178
Weighted average remaining term
to maturity (months) ...........................                  163                    163

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------      ---------        ----------       --------        ---------       -----------
$576,550......................        4.194%           6.290%          9.000%          12.302%          16.191%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%


---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS3(POOL # 4829) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4829
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     76110HQY8    14,927,000.00  12,690,770.02     5.000000  %    145,554.19
A-II    76110HQZ5    37,284,000.00  31,961,438.82     5.000000  %    658,476.60
CB      76110HRA9   148,826,000.00 127,895,154.02     5.000000  %  2,668,755.18
A-P     76110HRB7       857,157.29     788,047.35     0.000000  %      7,901.37
A-V     76110HRC5             0.00           0.00     0.345340  %          0.00
R       76110HRD3           100.00           0.00     5.000000  %          0.00
M-1     76110HRE1     4,052,500.00   3,884,205.10     5.000000  %     15,751.43
M-2     76110HRF8       415,700.00     398,436.54     5.000000  %      1,615.77
M-3     76110HRG6       623,500.00     597,606.88     5.000000  %      2,423.45
B-1     76110HRH4       311,800.00     298,851.36     5.000000  %      1,211.91
B-2     76110HRJ0       207,900.00     199,266.19     5.000000  %        808.07
B-3     76110HRK7       313,246.08     300,237.39     5.000000  %      1,217.54

-------------------------------------------------------------------------------
                  207,818,903.37   179,014,013.67                  3,503,715.51
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I        52,878.21    198,432.40            0.00       0.00     12,545,215.83
A-II      133,172.66    791,649.26            0.00       0.00     31,302,962.22
CB        532,896.48  3,201,651.66            0.00       0.00    125,226,398.84
A-P             0.00      7,901.37            0.00       0.00        780,145.98
A-V        51,517.23     51,517.23            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        16,184.19     31,935.62            0.00       0.00      3,868,453.67
M-2         1,660.15      3,275.92            0.00       0.00        396,820.77
M-3         2,490.03      4,913.48            0.00       0.00        595,183.43
B-1         1,245.21      2,457.12            0.00       0.00        297,639.45
B-2           830.28      1,638.35            0.00       0.00        198,458.12
B-3         1,250.99      2,468.53            0.00       0.00        299,019.85

-------------------------------------------------------------------------------
          794,125.43  4,297,840.94            0.00       0.00    175,510,298.16
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     850.188920    9.751067     3.542454    13.293521   0.000000  840.437853
A-II    857.242753   17.661104     3.571845    21.232949   0.000000  839.581649
CB      859.360287   17.932049     3.580668    21.512717   0.000000  841.428237
A-P     919.373090    9.218110     0.000000     9.218110   0.000000  910.154980
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     958.471338    3.886843     3.993631     7.880474   0.000000  954.584496
M-2     958.471337    3.886841     3.993625     7.880466   0.000000  954.584496
M-3     958.471344    3.886848     3.993633     7.880481   0.000000  954.584496
B-1     958.471346    3.886851     3.993618     7.880469   0.000000  954.584496
B-2     958.471316    3.886821     3.993651     7.880472   0.000000  954.584496
B-3     958.471344    3.886848     3.993633     7.880481   0.000000  954.584496

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS3 (POOL #  4829)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4829
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,323.61
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,374.69

SUBSERVICER ADVANCES THIS MONTH                                       17,996.57
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    10   1,468,056.71

 (B)  TWO MONTHLY PAYMENTS:                                    1     189,800.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      34,858.85


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        438,503.31

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     175,510,298.16

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,327

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,777,602.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.81381810 %     2.73823600 %    0.44597340 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.76325170 %     2.76932917 %    0.45505450 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,675,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,078,189.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.64364300
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              162.69

POOL TRADING FACTOR:                                                84.45348104


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS3 (POOL #  4829)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4829
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,739.95
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       652.30

SUBSERVICER ADVANCES THIS MONTH                                        5,723.97
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     495,392.62

 (B)  TWO MONTHLY PAYMENTS:                                    1     189,800.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      13,035,923.52

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           93

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                       94,266.10

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.78192200 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.75922500 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,675,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,078,189.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.59053235
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              159.50

POOL TRADING FACTOR:                                                84.38745397


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS3 (POOL #  4829)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4829
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       27,592.05
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,868.08

SUBSERVICER ADVANCES THIS MONTH                                        8,373.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     7     943,887.10

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1      34,858.85


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     129,795,414.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,153

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,154,241.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.82189400 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.76902800 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,675,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,078,189.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.68692556
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              162.80

POOL TRADING FACTOR:                                                84.47961936


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Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS3 (POOL #  4829)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4829
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        6,991.61
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,854.31

SUBSERVICER ADVANCES THIS MONTH                                        3,899.48
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1      28,776.99

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        438,503.31

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      32,678,959.66

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                           81

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      529,095.30

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.79417700 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.74176300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,675,925.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,078,189.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.49291557
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              163.50

POOL TRADING FACTOR:                                                84.37612641